SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC  20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	May 11, 2016

CRAFT BREW ALLIANCE, INC.
(Exact Name of Registrant as Specified in Charter)

Washington	0-26542	91-1141254
(State or Other Jurisdiction of Incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

929 North Russell Street
Portland, OR 97227-1733
(Address of Principal Executive Offices, Zip Code)

(503) 331-7270
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07    Submission of Matters to a Vote of Security Holders.

(a)	The Annual Meeting of Shareholders of the Company was held on May 11, 2016 (the “Meeting”).

(b)	Three matters, which are more fully described in the Company’s definitive proxy statement filed with the Securities and Exchange Commission, were submitted to a vote at the Meeting:

1.	To elect seven directors;

2.	To ratify the selection of Moss Adams LLP as the Company’s independent registered public accounting firm for 2016; and

3.	To approve, by non-binding vote, the Company's named executive officer compensation.

At the Meeting, 18,192,644 shares of common stock were represented in person or by proxy, or 94.86 percent of the 19,179,006 shares outstanding and entitled to vote at the Meeting as of March 11, 2016, the record date for the Meeting, and constituted a quorum. Each share was entitled to one vote at the Meeting.

1.    Election of Directors. The following directors were elected at the Meeting by the votes cast as follows:

Nominee	For	Withheld	Broker Non-votes
Timothy P. Boyle	12,876,242	261,366	5,054,436
Marc J. Cramer	12,953,526	184,082	5,054,436
Paul D. Davis	12,958,993	178,615	5,054,436
Kevin R. Kelly	12,954,837	182,771	5,054,436
Thomas D. Larson	12,956,255	181,353	5,054,436
David R. Lord	12,954,125	183,483	5,054,436
John D. Rogers, Jr.	12,952,624	184,984	5,054,436

 2.    Ratification of Auditors. The proposal to ratify the selection of Moss Adams LLP as the Company’s independent registered public accounting firm for 2016 was approved by the following vote:

For	Against	Abstentions
18,099,205	52,680	40,759

3.    Say on Pay. The proposal to approve, by non-binding vote, the Company’s named executive officer compensation, as recommended by the Board of Directors, passed by the following vote:

For	Against	Abstentions	Broker Non-votes
12,780,310	314,001	43,897	5,054,436

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CRAFT BREW ALLIANCE, INC.

Dated: May 16, 2016	By:	/s/ Joseph K. O'Brien
Joseph K. O'Brien
Controller (Principal Accounting Officer)